Exhibit 4.1

EXECUTION VERSION

DISCOVERY COMMUNICATIONS, LLC,

Issuer

WARNER BROS. DISCOVERY, INC.,

Parent Guarantor

MAGALLANES, INC.,

Subsidiary Guarantor

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

Trustee

TWENTIETH SUPPLEMENTAL INDENTURE

DATED AS OF APRIL 8, 2022

TO

INDENTURE

DATED AS OF AUGUST 19, 2009

Relating To

$1,200,000,000 2.950% Senior Notes due 2023

£400,000,000 2.500% Senior Notes due 2024

$476,725,000 3.900% Senior Notes due 2024

$488,512,000 3.950% Senior Notes due 2025

$1,700,000,000 3.950% Senior Notes due 2028

$750,000,000 4.125% Senior Notes due 2029

$1,000,000,000 3.625% Senior Notes due 2030

$1,250,000,000 5.000% Senior Notes due 2037

$1,250,000,000 5.200% Senior Notes due 2047

$750,000,000 5.300% Senior Notes due 2049

$1,000,000,000 4.650% Senior Notes due 2050

$1,732,036,000 4.000% Senior Notes due 2055

TWENTIETH SUPPLEMENTAL INDENTURE

TWENTIETH SUPPLEMENTAL INDENTURE, dated as of April 8, 2022 (the “Supplemental Indenture”), to the Base Indenture (defined below) among Discovery Communications, LLC, a Delaware limited liability company (the “Company”), Warner Bros. Discovery, Inc. (f/k/a Discovery, Inc.), a Delaware corporation (the “Parent Guarantor”), Magallanes, Inc., a Delaware corporation (the “Subsidiary Guarantor”) and U.S. Bank Trust Company, National Association, as Trustee (the “Trustee”).

RECITALS

WHEREAS, the Company has executed and delivered to the Trustee the Indenture, dated as of August 19, 2009 (the “Base Indenture” and, together with this Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of its Securities;

WHEREAS, the Company has previously established (i) a series of its Securities designated as the “2.950% Senior Notes due 2023” (the “2023 Notes”) and issued $1,200,000,000 aggregate principal amount of the 2023 Notes, (ii) a series of its Securities designated as the “3.950% Senior Notes due 2028” (the “2028 Notes”) and issued $1,700,000,000 aggregate principal amount of the 2028 Notes, (iii) a series of its Securities designated as the “5.000% Senior Notes due 2037” (the “2037 Notes”) and issued $1,250,000,000 aggregate principal amount of the 2037 Notes and (iv) a series of its Securities designated as the “5.200% Senior Notes due 2047” (the “2047 Notes”) and issued $1,250,000,000 aggregate principal amount of the 2047 Notes, in each case pursuant to the Eleventh Supplemental Indenture, dated as of September 21, 2017, to the Base Indenture (the “Eleventh Supplemental Indenture”);

WHEREAS, the Company has previously established a series of its Securities designated as the “2.500% Senior Notes due 2024” (the “Sterling 2024 Notes”) and issued £400,000,000 aggregate principal amount of the Sterling 2024 Notes, pursuant to the Thirteenth Supplemental Indenture, dated as of September 21, 2017, to the Base Indenture (the “Thirteenth Supplemental Indenture”);

WHEREAS, the Company has previously established (i) a series of its Securities designated as the “3.900% Senior Notes due 2024” (the “USD 2024 Notes”) and issued $476,725,000 aggregate principal amount of the USD 2024 Notes and (ii) a series of its Securities designated as the “3.950% Senior Notes due 2025” (the “2025 Notes”) and issued $488,512,000 aggregate principal amount of the 2025 Notes, in each case pursuant to the Fifteenth Supplemental Indenture, dated as of April 3, 2018, to the Base Indenture (the “Fifteenth Supplemental Indenture”);

WHEREAS, the Company has previously established (i) a series of its Securities designated as the “4.125% Senior Notes due 2029” (the “2029 Notes”) and issued $750,000,000 aggregate principal amount of the 2029 Notes and (ii) a series of its Securities designated as the “5.300% Senior Notes due 2049” (the “2049 Notes”) and issued $750,000,000 aggregate principal amount of the 2049 Notes, in each case pursuant to the Seventeenth Supplemental Indenture, dated as of May 21, 2019, to the Base Indenture (the “Seventeenth Supplemental Indenture”);

WHEREAS, the Company has previously established (i) a series of its Securities designated as the “3.625% Senior Notes due 2030” (the “2030 Notes”) and issued $1,000,000,000 aggregate principal amount of the 2030 Notes and (ii) a series of its Securities designated as the “4.650% Senior Notes due 2050” (the “2050 Notes”) and issued $1,000,000,000 aggregate principal amount of the 2050 Notes, in each case pursuant to the Eighteenth Supplemental Indenture, dated as of May 18, 2020, to the Base Indenture (the “Eighteenth Supplemental Indenture”);

WHEREAS, the Company has previously established a series of its Securities designated as the “4.000% Senior Notes due 2055” (the “2055 Notes” and together with the 2023 Notes, the 2028 Notes, the 2037 Notes, the 2047 Notes, the Sterling 2024 Notes, the USD 2024 Notes, the 2025 Notes, the 2029 Notes, the 2049 Notes, the 2030 Notes and the 2050 Notes, collectively, the “Notes”) and issued $1,732,036,000 aggregate principal amount of the 2055 Notes, pursuant to the Nineteenth Supplemental Indenture, dated as of September 21, 2020, to the Base Indenture (the “Nineteenth Supplemental Indenture” and, together with the Eleventh Supplemental Indenture, the Thirteenth Supplemental Indenture, the Fifteenth Supplemental Indenture, the Seventeenth Supplemental Indenture and the Eighteenth Supplemental Indenture, collectively, the “Existing Supplemental Indentures”);

WHEREAS, Section 3.04 of each of the Existing Supplemental Indentures provides that under certain circumstances certain wholly-owned Domestic Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which such wholly-owned Domestic Subsidiaries shall guarantee payment of the Notes issued pursuant to such Existing Supplemental Indenture and shall become a Subsidiary Guarantor for all purposes under such Existing Supplemental Indenture; and

WHEREAS, pursuant to Section 8.01 of the Base Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Base Indenture, without the consent of any Holder.

WITNESSETH:

NOW, THEREFORE, for and in consideration of the premises contained herein, each party agrees for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE 1

DEFINITIONS

Section 1.01.    Capitalized terms used but not defined in this Supplemental Indenture shall have the meanings ascribed to them in the Base Indenture. Terms defined in the preamble or recitals hereto are used herein as therein defined

Section 1.02.    References in this Supplemental Indenture to article and section numbers shall be deemed to be references to article and section numbers of this Supplemental Indenture unless otherwise specified.

ARTICLE 2

GUARANTEE

Section 2.01.    Agreement to Guarantee. The Subsidiary Guarantor hereby agrees, fully and unconditionally, to guarantee payment of the Notes on the terms and subject to the conditions set forth in Section 3.04 of each of the Existing Supplemental Indentures and to be bound by (and shall be entitled to the benefits of) all other applicable provisions of the Indenture as a Subsidiary Guarantor.

Section 2.02.    Termination, Release and Discharge. The Subsidiary Guarantor’s subsidiary guarantee shall terminate and be of no further force or effect, and the Subsidiary Guarantor shall be released and discharged from all obligations in respect of such subsidiary guarantee, as and when provided in Section 3.04 of each of the Existing Supplemental Indentures.

ARTICLE 3

MISCELLANEOUS

Section 3.01.    Ratification of Base Indenture. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 3.02.    Trust Indenture Act Controls. If any provision hereof limits, qualifies or conflicts with the duties imposed by Section 310 through Section 317 of the Trust Indenture Act of 1939, the imposed duties shall control.

Section 3.03.    Conflict with Indenture. To the extent not expressly amended or modified by this Supplemental Indenture, the Base Indenture shall remain in full force and effect. If any provision of this Supplemental Indenture relating to the Notes is inconsistent with any provision of the Base Indenture, the provision of this Supplemental Indenture shall control.

Section 3.04.    Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, EXCEPT AS MAY OTHERWISE BE REQUIRED BY MANDATORY PROVISIONS OF LAW.

Section 3.05.    Successors. All agreements of the Company, the Parent Guarantor and the Subsidiary Guarantor in the Base Indenture, this Supplemental Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in the Base Indenture and this Supplemental Indenture shall bind its successors.

Section 3.06.    Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. Electronic signatures believed by the Trustee to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signature provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider acceptable to Trustee) shall also be deemed original signatures for all purposes hereunder. Any communication or documents sent to the Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to the Trustee by the authorized representative of the Company). Notwithstanding the foregoing, Trustee may in any instance and in its sole discretion require that an original document bearing a manual signature be delivered to Trustee in lieu of, or in addition to, any such electronic method. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 3.07.    Trustee Disclaimer. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee. The recitals and statements herein are deemed to be those of the Company, the Parent Guarantor and the Subsidiary Guarantor and not the Trustee.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused the Supplemental Indenture to be duly executed as of the day and year first above written.

DISCOVERY COMMUNICATIONS, LLC

By:	/s/ Fraser Woodford
Name: Fraser Woodford
Title: Executive Vice President, Treasury and Corporate Finance

WARNER BROS. DISCOVERY, INC.

By:	/s/ Fraser Woodford
Name: Fraser Woodford
Title: Executive Vice President, Treasury and Corporate Finance

[Signature Page to Twentieth Supplemental Indenture]

MAGALLANES, INC.

By:	/s/ Fraser Woodford
Name: Fraser Woodford
Title: Executive Vice President, Treasury and Corporate Finance

[Signature Page to Twentieth Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, Trustee

By:	Karen R. Beard
Name: Karen R. Beard
Title: Vice President

[Signature Page to Twentieth Supplemental Indenture]